ZHONGSHAN SANFAN ELECTRICAL APPLIANCES CO., LTD.

FINANCIAL STATEMENTS
AND
INDEPENDENT AUDITORS’ REPORT

APRIL 1, 2009 (DATE OF INCEPTION) TO
DECEMBER 31, 2009

AND SEPTEMBER 30, 2010

INDEPENDENT AUDITORS' REPORT

To the Stockholders’ of ZhongshanSanfan Electrical Appliances Co., Ltd.

We have audited the accompanying balance sheet of ZhongshanSanfan Electrical Appliances Co., Ltd. (the "Company"), as of December 31, 2009, and the related statement of operations and comprehensive income, cash flows, and stockholders’ equity for the period from April 1, 2009 (date of inception) to December 31, 2009.  These financial statements are the responsibility of the management of the Company.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ZhongshanSanfan Electrical Appliances Co., Ltd.  as of December 31, 2009, and the results of its operations and comprehensive income, cash flows, for the period from April 1, 2009 (date of inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

Acquavella, Chiarelli, Shuster, Berkower& Co., LLP

Iselin, New Jersey
September 27, 2010

ZHONGSHAN SANFAN ELECTRICAL APPLIANCES CO., LTD.
 BALANCE SHEETS

	September 30, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$556,982	$4,890
Accounts receivable	10,954,254	6,699,987
Prepaid expenses	750	988
Inventories	503,098	649,285
TOTAL CURRENT ASSETS	12,015,084	7,355,150
Property, plant and equipment – net	290,725	296,704
TOTAL ASSETS	$12,305,809	$7,651,854

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable–trade	$7,390,723	$5,402,871
Accrued expenses and other payables	95,225	61,121
Income taxes payable	347,731	319,236
Other taxes payable	119,760	160,598
TOTAL CURRENT LIABILITIES	7,953,439	5,943,826
TOTAL LIABILITIES	7,953,439	5,943,826

STOCKHOLDERS’ EQUITY
Registered capital	146,308	146,308
Retained earnings	4,075,038	1,487,648
Statutory reserve	73,154	73,154
Other comprehensive income	57,870	918
TOTAL STOCKHOLDERS’ EQUITY	4,352,370	1,708,028
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,305,809	$7,651,854

The accompanying notes are an integral part of these financial statements.

ZHONGSHAN SANFAN ELECTRICAL APPLIANCES CO., LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Nine Months Ended September 30, 2010 (unaudited)	April 1, 2009 (inception of operation) to December 31, 2009 (audited)
Net Sales	$17,132,548	$11,003,719
Cost of Sales	13,455,112	8,770,567
GROSS PROFIT	3,677,436	2,233,152

General, selling and administrative expenses	274,195	153,476

INCOMEFROM OPERATIONS	3,403,241	2,079,676

OTHER INCOME
Other income	45,125	22
Interest income	1,487	1,371

INCOME BEFORE INCOME TAXES	3,449,853	2,081,069

INCOME TAXES	862,463	520,267

NET INCOME	2,587,390	1,560,802
OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	56,952	918

COMPREHENSIVE INCOME	$2,644,342	$1,561,720

The accompanying notes are an integral part of these financial statements

ZHONGSHAN SANFAN ELECTRICAL APPLIANCES CO., LTD.
STATEMENTS OF CASH FLOWS

	Nine months ended September 30, 2010	Period From April 1, 2009 (Date of Inception) to December 31, 2009
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net income	$2,587,390	$1,560,802
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation	29,201	12,278
Change in assets and liabilities
(Increase) decrease in assets:
Accounts receivable	(4,254,267)	(6,699,987)
Prepaid expenses	238	(988)
Inventories	146,187	(649,285)
Increase (decrease) in liabilities:
Accounts payable	1,987,852	5,402,871
Accrued expenses and other payables	34,104	61,121
Income taxes payable	28,495	319,236
Other taxes payable	(40,838)	160,598
Net cash provided by Operating Activities	518,362	166,646

CASH FLOWS USED IN INVESTING ACTIVITIES
Capital expenditures	(23,222)	(308,982)
Net cash used in Investing Activities	(23,222)	(308,982)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Contributed capital	-	146,308
Net cash provided by Financing Activities	-	146,308
Exchange rate effect on cash	56,952	918
Net increase in cash	552,092	4,890
Cash - begin of period	4,890	-
Cash - end of period	$556,982	$4,890

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$840,234	$201,189

The accompanying notes are an integral part of these financial statements

ZHONGSHAN SANFAN ELECTRICAL APPLIANCES CO., LTD.
STATEMENT OF STOCKHOLDERS’ EQUITY

			Accumulated
			Other
	Registered	Statutory	Comprehensive	Retained	Total
	Capital	Reserves	Income	Earnings	Equity
Balance April 1, 2009	$-	$-	$-	$-	$-
Comprehensive Income:					-
Net Income	-	-	-	1,560,802	1,560,802
Foreign currency translation	-	-	918	-	918
Registered Capital	146,308	-	-	-	146,308
Statutory reserves	-	73,154	-	(73,154)	-
Balance December 31, 2009	146,308	73,154	918	1,487,648	1,708,028
Comprehensive Income:					-
Net Income	-	-	-	2,587,390	2,587,390
Foreign currency translation	-	-	56,952	-	56,952

Balance September 30, 2010	$146,308	$73,154	$57,870	$4,075,038	$4,352,370

The accompanying notes are an integral part of these financial statements

ZHONGSHAN SANFAN ELECTRICAL APPLIANCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Zhongshan Sanfan Electrical Appliances Co., Ltd.  (“Sanfan” or the “Company”) was incorporated in April, 2009 in Zhongshan City, China with registration capital RMB 1 million. It mainly manufactures and distributes fans and lightings. As of September 30, 2010, the Company consists of one operating unit,which commenced operation from June 30, 2009.

NOTE 2 – BASIS OF PRESENTATION

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. These financial statements include the accounts of the Company.   In the opinion of management, the accompanying financial statements reflect the adjustments considered necessary for a fair presentation of the Company’s results as of September 30, 2010 and December 31, 2009, and for the periods then ended.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

Accounts receivable - trade

Accounts receivable - trade is stated net of reserve for doubtful accounts.  Management reviews the composition and aging of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded in accordance with Company policy.  Management determined that no reserves for doubtful accounts were required as of September 30, 2010 and December 31, 2009, respectively.

Inventory

Raw material cost is determined by the weighted average method.  Most of the Company’s inventory consists of raw materials such as stainless steel plate, metal plate and plastics.The cost of work-in-progress and finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process. Inventories are stated at the lower of cost or market utilizing the moving average method. Costs of work-in-progress and finished goods are composed of direct materials, direct labor and an attributable portion of manufacturing overhead. An allowance is established when management determines that the carrying value of certain inventories may not be realizable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. Any reserves recorded would be based on estimates and reflected in cost of sales. There were no allowances deemed necessary by management as of September 30, 2010 and December 31, 2009.

Property, plant and equipment

The Company accounts for property, plant and equipment in accordance with the FASB ASC Topic 360, “Property, plant and equipment”. Property, plant and equipment is stated at cost including the cost of improvements.  Maintenance and repairs are charged to expense as incurred.  Assets under construction are not depreciated until construction is completed and the assets are ready for their intended use. Depreciation and amortization are provided on the straight-line methodbased on the estimated useful life of the assets

Revenue recognition

The Company’s revenue recognition policies are in compliance with FASB ASC Topic 605, “Revenue Recognition”.  Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time when the products are shipped to customers, the price is fixed or determinable as stated on the sales contract, and collectability is reasonably assured.  Customers do not have a general right of return on products shipped. Product returns to the Company have been insignificant thus far.  There are no post-shipment obligations, price protection or bill and hold arrangements.

ZHONGSHAN SANFAN ELECTRICAL APPLIANCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS

Income taxes

The Company is incorporated in the People’s Republic of China (“PRC”) and is subject to the income tax laws of PRC.  The statutory rate under the laws of the PRC is 25%.

GAAP requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2010 and December 31, 2009, the Company had no deferred tax assets or liabilities.

Based on a review of our tax positions, the Company was not required to record a liability for unrecognized tax benefits. Further, there has been no change during 2010 thus far.Accordingly, we have not accrued any interest and penalties through September 30, 2010.

Foreign currency translation

The Company operations are based in the PRC with its currency, the Renminbi (“RMB”), as the functional currency. The Company’s accounts are translated from RMB into US dollars in accordance with FASB ASC Topic 830, “Foreign currency matters”.  Accordingly, all assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates, the stockholder’s equity is translated at the historical rates and all income and expense items are translated at the average rates for each of the periods.  The resulting translation adjustments are reported under other comprehensive income in accordance with GAAP as a component of stockholder’s equity.  Transaction gains and losses are reflected in the statement of operations.

Use of estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Several areas require management’s estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to the collectability of the accounts receivable, the realizability of inventory, the accrued liabilities and the useful lives for amortization and depreciation. Actual results could differ from those estimates.

Risks and Uncertainties

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates.

Contingencies

Certain conditions may exist as of the date the financial statements are issued which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If theassessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

ZHONGSHAN SANFAN ELECTRICAL APPLIANCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Statement of Cash Flows

In accordance with GAAP, cash flows from the Company’s operations are based upon the RMB. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company attempts to control risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts. As a consequence, the Company believes that its accounts receivable credit risk exposure is limited.

Recent Accounting Pronouncements

In the opinion of management, there are no recent accounting pronouncements that will have a material effect of the Company’s financial statements.

NOTE 4– INVENTORIES

Inventories consisted of the following:

	September 30, 2010	December 31, 2009
Raw materials	$200,274	$448,486
Work in process	61,339	5,992
Finished goods	241,485	194,807
Total	$503,098	$649,285

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	Useful Life	September 30, 2010	December 31, 2009
Plant and machinery	5 to 10 years	$300,640	$278,746
Furniture, fixtures and equipment	5 to 10 years	13,010	11,784
Motor vehicles	8 to 10 years	18,554	18,452
Total		332,204	308,983
Less: accumulated depreciation		41,479	12,278
Net book value		$290,725	$296,704

During the periods ended September 30, 2010 and December 31, 2009, depreciation expenses were $29,201 and 12,278, respectively.  Of these amounts, for the periods ended September 30, 2010 and December 31, 2009, $25,296 and $11,841, respectively, were capitalized into inventory to be expensed through cost of goods sold.

NOTE 6 – WARRANTY

The Company evaluates its exposure to warranty claims based on both current and historical product sales data and warranty costs incurred.  The Company assesses its warranty liability annually and as ofSeptember 30, 2010 and December 31, 2009, the Company believed that it had no material warranty claimsliability. The warranty claims would be included in accrued expenses in the accompanying balance sheet.

ZHONGSHAN SANFAN ELECTRICAL APPLIANCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 7– INCOME TAXES

The Company is incorporated in the PRC and is subject to the income tax laws of PRC.  All of the tax provisions for the periods ended September 30, 2010 and December 31, 2009 pertain to PRC taxes.

NOTE 8– CONCENTRATIONS, RISK AND UNCERTAINTIES

The Company has the following concentrations of business with each customer constituting greater than 10% of the Company’s sales:

	Nine months ended September 30, 2010	Year ended December 31, 2009
Guangdong Zhongshan Food & Aquatic Products Co., Ltd.	100%	100%

The Company has the following concentrations of accounts receivable constituting greater than 10% of the Company’s accounts receivable:

	Nine months ended September 30, 2010	Year ended December 31, 2009
Guangdong Zhongshan Food & Aquatic Products Co., Ltd.	100%	100%

This concentration makes the Company vulnerable to a near-term severe impact should the relationships be impaired or terminated.

The Company has the following concentrations of business with each supplier constituting greater than 10% of the Company’s purchases:

	Nine months ended September 30, 2010	Year ended December 31, 2009
Changdashun Electric Co., Ltd	41%	42%
Kaide Metals Co., Ltd	18%	32%

NOTE 9 – COMPENSATED ABSENCES

Regulation 45 of the local labor law of the PRC entitles employees to annual vacation leave after one year of service.  In general, all leave must be utilized annually with proper notification.  Any unutilized leave is cancelled.

NOTE 10 – STATUTORY RESERVE

In accordance with the laws and regulations of the PRC the Company is required to allocate 10%of its annual net income after taxes, not to exceed 50% of registered capital, to the a statutory reserve. The balance at September 30, 2010 and December 31, 2009 was $73,154. As of December 31, 2009, the balance of the statutory reserve reached 50% of the Company’s registered capital and thus no further reserves will be required.

ZHONGSHAN SANFAN ELECTRICAL APPLIANCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Operating Leases

In the normal course of business, the Company leases office and factory space under operating lease agreements. The operating lease agreements generally contain renewal options that may be exercised at the Company’s discretion after the completion of the base rental terms. In addition, many of the lease agreements provide for regular increases to the base lease rate at specified intervals, which usually occur on an annual basis. The Company was obligated under operating leases requiring minimum payments as follows:

Year
2010	$17,739
2011	17,739
2012	17,739
2013	10,348
Total	$63,565

Rental expense was $13,305and $13,252for the ninemonths ended September 30, 2010 and the period ended December 31, 2009, respectively.

NOTE 12 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 10, 2010, and has determined that there were no subsequent events to recognize or disclose in these financial statements.

On May 31, 2010, the Company entered into an Equity Ownership Transfer Agreement (“Acquisition Agreement”) with Home System Group. As part of this Acquisition Agreement, all of the Company’s shareholders had agreed to sell 90% of their equity interest in Company for total cash consideration of approximately $12,000,000. The closing of this acquisition occurred on October 1, 2010.